                                                                   EXHIBIT 10.32

                            STOCK PURCHASE AGREEMENT


         This STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 30th day of November, 1994, by and among, (i) Carnival Corporation, a Panamanian corporation ("CCL"), and (ii) Sherwood M. Weiser ("Weiser"), Donald E. Lefton ("Lefton"), Thomas F. Hewitt ("Hewitt"), Peter Sibley ("Sibley"), W. Peter Temling ("Temling") and Robert B. Sturges ("Sturges") (Weiser, Lefton, Hewitt, Sibley, Temling and Sturges are sometimes collectively referred to herein as the "Buyers" and individually as a "Buyer").


                                    RECITALS

         A. CHC International, Inc., a Florida corporation doing business as "Carnival Hotels and Casinos" ("CHC"), has authorized capital of 10,000,000 shares of common stock, $.01 par value per share (the "Common Stock"), and 1,000,000 shares of preferred stock, $.01 par value per share.

         B. CHC filed Amendment No. 1 to Registration Statement on Form S-1 ("Amendment No. 1") with the Securities and Exchange Commission (the "SEC") (File No. 33-79436) on November 2, 1994, which Registration Statement (the "Registration Statement") relates to the proposed dividend by CCL of shares of Common Stock to its shareholders (the "Distribution").

         C. CHC has 5,177,500 shares of Common Stock issued and outstanding, 2,550,000 of which are currently owned of record and beneficially by CCL.

         D. CCL desires to sell to Buyers, and Buyers desire to purchase from CCL, an aggregate of 1,305,000 shares of CHC Common Stock.


                                   AGREEMENT

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the parties agree as follows:

           ARTICLE I - SALE AND PURCHASE OF SHARES; GRANT OF OPTIONS

         1.1     Sale and Purchase of Shares.

                 (a) On the terms and subject to the conditions of this Agreement, CCL hereby sells, conveys, assigns, transfers and delivers to Buyers, and Buyers hereby purchase from CCL, an aggregate of 1,305,000 shares of Common Stock (the "Purchased Shares") for an aggregate purchase price of $16,312,500, as follows:

                                       NUMBER OF
                 BUYER              PURCHASED SHARES              PURCHASE PRICE
                 -----              ----------------              --------------
                 Weiser                   429,624                  $ 5,370,300

                 Lefton                   429,624                    5,370,300

                 Hewitt                   159,197                    1,989,963

                 Sibley                   159,197                    1,989,962

                 Sturges                   63,679                      795,988

                 Temling                   63,679                      795,987
                                        ---------                   ----------
                                        1,305,000                  $16,312,500
                                        =========                   ==========

                 (b) To effect the transfers contemplated by Section 1.1(a), CCL is hereby causing to be delivered to each Buyer, against payment therefor in accordance with Section 1.2 hereof, stock certificates representing the number of Purchased Shares set forth opposite such Buyer's name under the column "Number of Purchased Shares" in Section 1.1(a).

         1.2     Purchase Price; Payment for Shares.

                 (a) The aggregate purchase price of $16,312,500 (the "Purchase Price") for the shares of Common Stock being purchased by Buyers hereunder is hereby being paid by each Buyer's delivery to CCL of (a) such Buyer's promissory note in the aggregate principal amount equal to the amount set forth opposite such Buyer's name under the column "Purchase Price" in
Section 1.1(a), such note in the form attached hereto as Exhibit A (each a "Note") and (b) a security and pledge agreement in the form attached hereto as Exhibit B (each a "Security Agreement").


                  ARTICLE II - REPRESENTATIONS AND WARRANTIES
                                     OF CCL

         CCL hereby represents and warrants to Buyers that:

         2.1 Corporate Existence and Qualification. CCL is a corporation duly organized, validly existing and in good standing under the laws of Panama; has the corporate power to own, manage, lease and hold its properties and to carry on its business as and where such properties are presently located and such business is presently conducted; and is duly qualified to do business as a foreign corporation in each jurisdiction where the failure to be so qualified would have a material adverse effect on its business, financial condition or results of operations.

         2.2 Authority, Approval and Enforceability. This Agreement has been duly executed and delivered by CCL, and CCL has all requisite corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby, and to perform its obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of CCL, enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles or by applicable bankruptcy, insolvency, moratorium, or similar laws and judicial decisions from time to time in effect which affect creditors' rights generally.

         2.3 Ownership and Delivery of Shares. Except for the restrictions set forth in that certain Shareholders' Agreement, dated as of March 9, 1994, among all of CHC's shareholders except Sturges, CCL owns all of the Purchased Shares free and clear of any and all pledges, security interests, liens, charges, proxies, calls or other encumbrances of any nature whatsoever. CCL's delivery of a certificate or certificates representing the Purchased Shares to Buyers pursuant to this Agreement, against payment therefor pursuant to Section
1.2 hereof, transfers valid title to such Purchased Shares to Buyers, free and clear of any and all pledges, security interests, liens, charges, proxies, calls or other encumbrances of any nature whatsoever. There are no outstanding options, warrants, calls, subscriptions, agreements or commitments of any character, except this Agreement, to which CCL is a party obligating it to sell any Purchased Shares or which restrict the transfer of any such shares held by it.


             ARTICLE III - REPRESENTATIONS AND WARRANTIES OF BUYERS

         Each of the Buyers hereby severally represents and warrants to CCL that:

         3.1 Authority, Approval and Enforceability. This Agreement has been duly executed and delivered by such Buyer. Such Buyer has all requisite power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby, and to perform his obligations hereunder. This Agreement and such Buyer's Note and Security Agreement constitute the legal, valid and binding obligation of such Buyer, enforceable in accordance with their respective terms, except as such enforcement may be limited by general equitable principles or by applicable bankruptcy, insolvency, moratorium, or similar laws and judicial decisions from time to time in effect which affect creditors' rights generally.

         3.2     Investment Representations.

                 (a) Such Buyer is acquiring the Purchased Shares to be acquired by him pursuant to this Agreement for his own account and not with a view to, or for sale in connection with, a "distribution," as such term is used in Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act").

                 (b) Such Buyer is an "accredited investor," as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

                 (c) Such Buyer understands that the sale of shares of Common Stock under this Agreement has not been registered under the Securities Act or applicable state securities laws.

                 (d) Such Buyer understands that the certificates representing shares of Common Stock being sold by CCL pursuant to this Agreement bear a "restricted transfer" legend substantially as follows:

                 "The shares represented by this certificate have not been registered under the Securities Act of 1933 or any applicable state law. They may not be offered for sale, sold, transferred or pledged without (1) registration under the Securities Act of 1933 and any applicable state law, or (2) at holder's expense, an opinion (satisfactory to the Company) of counsel (satisfactory to the Company) that registration is not required."

                 (e) Such Buyer acknowledges that all matters relating to CHC, the Agreement and such Buyer's investment in the Common Stock have been explained to the satisfaction of such Buyer and that such Buyer understands the speculative nature and risks involved in its investment.

                 (f) Such Buyer can bear the economic risks inherent in its investments in the Common Stock.

                 (g) Such Buyer has been afforded the opportunity to ask questions of, and receive answers from CHC and to obtain any additional information, to the extent that CHC possesses such information or could have acquired it without unreasonable effort or expense, necessary to verify the accuracy of the information contained in Amendment No. 1 delivered to such Buyer (the receipt of which is acknowledged by such Buyer) and has in general had access to all information deemed material to an investment decision with respect to his acquisition of the Common Stock.

                 (h) Such Buyer acknowledges that the holding period requirements under Rule 144 promulgated under the Securities Act will not begin to run until the Promissory Note being delivered by him hereunder has been satisfied in full.

         3.3 Representations. Such Buyer acknowledges receipt of Amendment No. 1, which describes, among other things, certain risk factors relating to an investment in Common Stock of CHC. Such Buyer is acquiring the Common Stock without having been furnished any representations or warranties of any kind whatsoever with respect to CHC's business and financial condition, other than the representations contained herein. Without limiting the generality of the foregoing, such Buyer acknowledges that neither CCL, CHC nor any other person has provided, and such Buyer is not relying in any way upon, any representations regarding projections or future performance of CHC.


                            ARTICLE IV - BUYERS' PUT

         4.1 Sale and Purchase. Subject to Article V, at any time between May 30, 1996 and the second (subject to extension to the fourth to the extent CCL exercises its extension rights under the last sentence of Section 5.1 hereof) anniversary of the date of CCL's sale of the Purchased Shares hereunder (the "Closing Date"), upon written notice from Weiser (the "Put Notice"), CCL shall repurchase from Buyers, on the date and in the manner set forth in this
Article IV, all (but not less than all) of the Purchased Shares then held by Buyers, at the Purchase Price per share of Common Stock paid by Buyers hereunder, together with an amount necessary so that the aggregate purchase price to be paid by CCL pursuant to this Article IV returns to each Buyer his original investment of $12.50 per share and also provides such Buyer with a rate of return thereon of 6.10% per annum, in each case from the Closing Date until the date the Purchased Shares are acquired by CCL pursuant to this
Article IV. Each of the Buyers agrees that Weiser shall have the sole right to deliver the Put Notice.

         4.2 Terms of Payment of Purchase Price. CCL shall pay to Buyers the purchase price for all Purchased Shares acquired pursuant to this Article IV in cash; provided, however, that CCL shall have the right to reduce, deduct or otherwise offset against each payment otherwise due to a Buyer hereunder any and all amounts owed to CCL by such Buyer, including principal and accrued interest owed to CCL pursuant to the Note delivered by such Buyer pursuant to this Agreement.

         4.3 Closing. The consummation of any transfer under this Article IV shall take place on the 10th business day after the Put Notice is received by CCL, subject, however, to the provisions of Article V. The closing shall occur at the principal office of CHC, and the closing procedures shall be consistent with the provisions of this Article IV.

         4.4 Tender Requirements at Closing. At the closing, the Buyers shall present to CCL share certificates for all Purchased Shares to be acquired by CCL pursuant to this Article IV, such share certificates to be in proper form for transfer. Such Common Stock shall be transferred free of all liens and encumbrances or adverse claims of any kind of character. CCL, upon receipt of proper tenders from Buyers, shall tender payment in accordance with the terms provided in this Article IV.

                          ARTICLE V - TRANSFERS BY CCL

         5.1 Distribution Obligation. Not later than the second anniversary of the Closing (subject to extension pursuant to the last sentence of this Section 5.1), CCL shall distribute to its shareholders a sufficient number of shares of CHC Common Stock and take such other actions so that, assuming exercise of the "put" contemplated by Article IV hereof and following such distribution, CCL and the shareholders of CCL who are not citizens of the United States within the meaning of applicable "Maritime Laws" (as defined in the Registration Statement) do not collectively own more than 25% (or such other percentage as may be applicable under Maritime Laws from time to time) of CHC's outstanding Common Stock; provided, however, that (i) CCL's obligation to effect the Distribution contemplated hereby shall be subject in all respects to the declaration of the Registration Statement (or similar registration statement) effective under the Securities Act of 1933, as amended, and (ii) in lieu of any such Distribution, CCL shall have the right (subject to applicable law) to (A) sell to one or more affiliated or unaffiliated parties (in a single transaction) a sufficient number of shares of CHC Common Stock so that, assuming exercise of such "put" and following such sale(s), CCL and any of such third party purchasers who are not such United States citizens do not collectively own more than 25% (or such other percentage as may be applicable under Maritime Laws from time to time) of CHC's outstanding Common Stock, or
(B) engage in such other transaction (including, but not limited to, establishing one or more trust relationships) with respect to the shares of CHC Common Stock then held by CCL, assuming exercise of such "put," so that the ownership of all such shares will not result in more than 25% (or such other percentage as may be applicable under Maritime Laws from time to time) of CHC's outstanding Common Stock being held by persons who are not U.S. citizens within the meaning of applicable Maritime Laws, (any sale(s) or other transactions pursuant to this clause (ii) being referred to as an "Alternate Transaction"). CCL shall have the right to extend the date by which it must comply with its obligations under this Section 5.1 from the second anniversary of the Closing to the fourth anniversary of the Closing by delivering to Weiser a written notice to such effect not later than September 30, 1996; provided, however, that notwithstanding anything in this Agreement or any Note to the contrary, upon delivery of such CCL notice (i) Weiser's right to deliver a Put Notice shall automatically be extended until such fourth anniversary, and (ii) the due date of all principal and interest payments under each Note shall automatically be extended until such fourth anniversary.

         5.2 Notice of Distribution. CCL shall provide Buyers with at least 120 days prior written notice (a "CCL Disposition Notice") of any proposed Distribution or Alternative Transaction. CCL shall have the right to deliver a CCL Disposition Notice at any time, including prior to May 30, 1996. Notwithstanding Article IV, (i) upon receipt of the CCL Disposition Notice, Weiser shall have the right to deliver a Put Notice, subject to automatic expiration of such right if (a) Weiser does not deliver to CCL a Put Notice within 20 business days of Buyers' receipt of a CCL Disposition Notice, and (b) CCL thereafter consummates the transaction that was the subject of such CCL Disposition Notice (unless any failure to consummate is due to any actions or omissions by CHC and/or the Buyers), and (ii) the consummation of any "put" transfer under Article IV shall be deferred until the effective date of the proposed Distribution or Alternative Transaction, as the case may be (provided, however, that such effective date shall at all times be prior to the maturity date of the Note).

         5.3 Jones Act Limit on "Put". Provided that CCL has not theretofore delivered a CCL Disposition Notice, Weiser shall not deliver a Put Notice prior to July 31, 1998 if (i) the consummation of the "put" would cause more than 25% (or such other percentage as may be applicable under Maritime Laws from time to time) of CHC's outstanding Common Stock to be owned by persons who are not United States citizens within the meaning of applicable Maritime Laws, and (ii) a significant portion of CHC's business is then subject to such Maritime Laws. The limitation on delivering a Put Notice contemplated by this Section 5.3 shall automatically terminate on July 31, 1998.

                           ARTICLE VI - MISCELLANEOUS

         6.1 Confidentiality. The parties hereto shall hold in strict confidence all, and not divulge or disclose any, information of any kind concerning the transactions contemplated by this Agreement; provided, however, that the foregoing obligation of confidence shall not apply to (i) information that is or becomes generally available to the public other than as a result of a disclosure by the parties hereto and (ii) information that is required by federal securities laws or otherwise to be disclosed by the parties hereto.

         6.2 Further Assurances. Following the Closing, the parties shall execute and deliver such documents, and take such other action, as shall be reasonably requested by any other party hereto to carry out the transactions contemplated by this Agreement.

         6.3 Publicity. Neither of the parties hereto shall issue or make, or cause to have issued or made, any public release or announcement concerning this Agreement or the transactions contemplated hereby, without the advance approval in writing of the form and substance thereof by the other party hereto, which approval shall not be unreasonably withheld, except as required by law or by the rules of the National Association of Securities Dealers or the United States Securities Exchange Commission (in which case, so far as possible, there shall be consultation between the parties prior to such announcement), and the parties shall endeavor jointly to agree on the text of any announcement or circular so approved or required.

         6.4 Costs and Expenses. Each of the parties to this Agreement shall bear its own expenses incurred in connection with the negotiation, preparation, execution and closing of this Agreement and the transactions contemplated hereby.

         6.5 Notices. Any notice, request, instruction, correspondence or other document to be given hereunder by any party hereto to another (herein collectively called "Notice") shall be in writing and delivered personally or mailed by registered or certified mail, postage prepaid and return receipt requested, or by telecopier, or by a reputable overnight courier, as follows:

         If to CCL:                                Carnival Corporation
                                                   3655 N.W. 87th Avenue
                                                   Miami, Florida  33178
                                                   Attention:  President

         If to any Buyer:                          c/o CHC International, Inc.
                                                   3250 Mary Street, 5th Floor
                                                   Miami, Florida  33133

         6.6 Governing Law. The provisions of this agreement and the documents delivered pursuant hereto shall be governed by and construed in accordance with the laws of the State of Florida.

         6.7 Entire Agreement; Amendments and Waivers. This Agreement, together with all exhibits and schedules attached hereto, constitutes the entire agreement between and among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as set forth specifically herein or contemplated hereby. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

         6.8 Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns; but neither this Agreement nor any of the rights, benefits or obligations hereunder shall be assigned, by operation of law or otherwise, by any party hereto without the prior written consent of the other party. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than the parties hereto and their respective permitted successors and assigns, any rights, benefits or obligations hereunder.

         6.9 Multiple Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

         EXECUTED as of the date first written above.

                                       CARNIVAL CORPORATION


                                       By:  ___________________________________


                                       ________________________________________
                                       SHERWOOD M. WEISER

                                       ________________________________________
                                       DONALD E. LEFTON

                                       ________________________________________
                                       THOMAS F. HEWITT

                                       ________________________________________
                                       PETER SIBLEY

                                       ________________________________________
                                       W. PETER TEMLING

                                       ________________________________________
                                       ROBERT B. STURGES

                                PROMISSORY NOTE



                                                              New York, New York

$A-                                                            November 30, 1994



         FOR VALUE RECEIVED, the undersigned does hereby promise to pay to Carnival Corporation, a Panama corporation (the "Payee"), the principal sum of B- Dollars ($A-), together with interest from and after date hereof until paid at the rate specified below on the balance of principal thereof remaining from time to time unpaid. The outstanding balance shall bear interest at a rate equal to six percent (6.0%) per annum. All sums payable hereunder shall be payable at the offices of the Payee, 3655 N. W. 87th Avenue, Miami, Florida 33178, or at such other place or places as the holder hereof may from time to time otherwise direct, in such coin and currency as shall be at the time of payment legal tender for the payment of public and private debts in the United States of America.

         The principal of, and all accrued interest on, this Note shall be due and payable in full on November 30, 1996, which date shall automatically be extended as provided in Sections 5.1 and 5.2 of that certain Stock Purchase Agreement being executed by Payee and the undersigned maker contemporaneously with the execution of this Note (i.e., extended to November 30, 1998, subject to earlier payment to coordinate with the closing of any purchase by Payee of the below-described "Shares").

         This Note is subject to prepayment at any time or from time to time at the option of the undersigned, either in whole or in part, without premium or penalty, each such partial prepayment to be applied first in payment of the interest accrued upon the principal balance hereof at the time outstanding and then in reduction of the principal balance hereof.

         Payment of this Note is secured by a grant of a security interest in, pledge of, the following described collateral:

                 (a) C- shares (the "Shares") of common stock, par value $.01 per share, of CHC International, Inc. which have been contemporaneously sold by the Payee to the undersigned maker.

                 (b) All rights, powers, privileges and preferences pertaining to the shares described in the preceding paragraph (a) and any stock rights, rights to subscribe, cash distributions, dividends, stock dividends, liquidating dividends, new securities (whether certificated or uncertificated) and other property to which the obligor may become entitled by reason of the ownership of any securities pledged and assigned hereunder from time to time; and

                 (c)      All proceeds of any of the foregoing Collateral.

         The parties to this Note may agree at any time to a substitution of other property as collateral to secure this Note.

         All past due and delinquent sums hereunder, both principal and interest, shall bear interest at the rate determined above until such sums have been paid.

         The entire unpaid principal balance of, and all accrued interest on, this Note shall immediately become due and payable upon default by the undersigned maker hereof in the payment of any installment of principal and accrued interest thereon as and when same becomes due and payable in accordance with the terms hereof, or the occurrence of an event of default as defined in any agreement entered into to provide security for the payment of this Note, and in either case such default shall continue for a period of ten (10) days after receipt by the undersigned maker of written notice of such default from the holder hereof.

         The undersigned maker and all sureties, endorsers, and guarantors of this Note hereby waive demand, presentment for payment, protest, notice of protest, filing of suit and diligence in collecting this Note or enforcing any security herefor.

         This Note shall be construed in accordance with and governed by the laws of the State of Florida.

         In the event default is made in the payment of this Note and this Note is placed in the hands of an attorney for collection, or in the event this Note is collected in whole or in part by suit or through bankruptcy proceedings, or other legal proceedings of any kind, the undersigned agrees to pay, in addition to all the sums payable hereunder, reasonable attorneys' fees, provided, however, such attorneys' fees shall in no case be greater than ten percent (10%) of the principal and interest then due hereon.

         Executed as of the 30th day of November, 1994.



                                        D-



                                        By:
                                           -------------------------------------
                                           Thomas J. Bezold, as Attorney-in-fact

                        SECURITY AND PLEDGE AGREEMENT



     THIS SECURITY AGREEMENT (the "Agreement"), dated as of the 30th day of November, 1994 by and between D- (hereinafter called "Debtor"), and Carnival Corporation, a Panamanian corporation (the "Secured Party"), as the holder of the Note (as defined below).

     1.   Security Interest.   For value received, Debtor hereby sells,
transfers, conveys, sets over, delivers, bargains, pledges, assigns and grants to Secured Party, upon the terms and conditions of this Agreement, a security interest in and to any and all present or future rights of Debtor in and to all of the following rights, interests and property (all of the following being herein sometimes called the "Collateral"):

          (a) C- shares (the "Shares") of the common stock, par value $.01 per share, of CHC International, Inc. which have been contemporaneously sold by Secured Party to Debtor pursuant to the Purchase Agreement (as defined below);

          (b) All rights, powers, privileges and preferences pertaining to the Shares and any stock rights, rights to subscribe, cash distributions, dividends, stock dividends, liquidating dividends, new securities (whether certificated or uncertificated) and other property to which the Debtor may become entitled by reason of the ownership of any Securities (as defined below) pledged and assigned hereunder from time to time; and

          (c) All Proceeds of any of the foregoing Collateral described above in this Section 1.

All capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings given them in the Florida Uniform Commercial Code. As used in this Agreement, the term "Securities" means any notes, stocks, treasury stocks, bonds, debentures, evidences of indebtedness, warrants, partnership interests, stock options, beneficial interests in trusts, or equity interests of any nature whatsoever in any legal entity or, in general, any interest or instrument commonly known as a "security," or any warrant or right to subscribe to or purchase any of the foregoing; and the term "issuer" means, with respect to any Securities, the legal entity in which such Securities evidence an ownership or beneficial interest.

     2. Stock Purchase Agreement. This Agreement is being executed and delivered pursuant to the terms, conditions and requirements of the Stock Purchase Agreement (the "Purchase Agreement"), dated of even date herewith, pursuant to which Secured Party has sold the Shares to Debtor. The security interests herein granted ("Security Interests") shall secure full payment and performance of: (a) that certain Promissory Note of even date herewith in the principal amount of $A-, made by Debtor and payable to the order of Secured Party (such note and any notes given in modification, renewal, extension or substitution thereof being herein sometimes collectively referred to as the "Notes" and individually as the "Note"); and (b) the due and punctual observance and performance of each and every agreement, covenant and condition on Debtor's part to be observed or performed under this Agreement and the Note (all of which debts, duties, liabilities and obligations hereinbefore described and covered by this Agreement and the Note are hereinafter referred to as the "Obligation").

     3. Priority. Debtor represents and warrants that the Security Interests are first and prior security interests in and to all of the Collateral.

     4. Representations, Warranties and Covenants. The Debtor hereby represents and warrants to Secured Party and covenants for the benefit of Secured Party as follows:

          (a) Debtor is the sole legal and equitable owner of the Shares free from any adverse claim, lien, security interest, encumbrance or other right, title or interest of any person, except for the security interest created hereby. Debtor has the right and power to grant a security interest in the Collateral to Secured Party without the consent of any other person, and Debtor shall at his expense defend the Collateral against all claims and demands of all persons at any time claiming the Collateral or any interest therein adverse to Secured Party. So long as any Obligation to the Secured Party pursuant to the Note is outstanding, Debtor will not without the prior written consent of Secured Party grant to any person a security interest in any of the Collateral or permit any lien or encumbrance to attach to any of the Collateral, or suffer or permit any levy or garnishment, or attachment to be made on any part of the Collateral, or permit any financing statement to reflect an interest in any part of the Collateral, except that of Secured Party, to be on file with respect thereto.

          (b) Debtor has delivered to Secured Party all stock certificates evidencing the Shares pledged and assigned under this Agreement, together with duly executed stock powers in blank and all other assignments or endorsements reasonably requested by Secured Party.

          (c) If new or additional Securities are issued to Debtor (as a stock dividend, stock split, or pursuant to any reclassification or recapitalization of the capital of any issuer of Securities pledged and assigned hereunder, or the reorganization or, merger, acquisition or consolidation of any such issuer or otherwise) with respect to the Collateral, then the same shall be deemed an increment to the Collateral and under pledge and assignment to Secured Party hereunder. If evidenced by a stock certificate, bond, warrant, debenture, certificate, or other Instrument or writing, then such Securities shall (to the extent acquired or received by or placed under Debtor's control) be held in trust for and promptly delivered to Secured Party, together with duly executed stock powers in blank and any other assignments or endorsements as Secured Party may request. If any such Securities are uncertificated, then Debtor shall immediately upon acquisition of such Securities cause Secured Party to be registered as the transferee thereof on the books of the depository, custodian bank, clearing corporation, brokerage house, issuer or otherwise, as may be requested by Secured Party.

          (d) Without the prior consent of Secured Party, Debtor shall not sell, transfer, assign, convey, lease or otherwise dispose of any part of the Collateral, nor enter into any contract or agreement to do so.
     Debtor will not compromise, release, surrender or waive any rights of any nature whatsoever in respect of any of the Collateral without Secured Party's prior written consent.

     5. Debtor's Obligations. So long as the Note is outstanding, Debtor covenants and agrees with Secured Party (a) not to permit any material part of the Collateral to be levied upon under any legal process; (b) not to dispose of any of the Collateral without the prior written consent of Secured Party; (c) to comply with all applicable federal, state and local statutes, laws, rules and regulations, the noncompliance with which would have a material and adverse effect on the value of the Collateral; and (d) to pay all taxes accruing after the Closing Date which constitute, or may constitute, a lien against the Collateral, prior to the date when penalties or interest would attach to such taxes; provided, that Debtor may contest any such tax claim if done diligently and in good faith.

     6. Event of Default. As used herein, the term "Event of Default" shall include any or all of the following if same exist on the 10th day after written notice by Secured Party to Debtor which certifies such default:

          (a) The assignment, voluntary or involuntary conveyance of legal or beneficial interest, mortgage, pledge or grant of a security interest in any of the Collateral; or


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

          (b) The filing or issuance of a notice of any lien, warrant for distraint or notice of levy for taxes or assessment against the Collateral (except for those which are being contested in good faith and for which adequate reserves have been created); or

          (c) Nonpayment of any installment of principal or interest upon the date same shall be due and payable under the terms of the Note; or

          (d) The adjudication of Debtor as bankrupt, or the taking of any voluntary action by Debtor or any involuntary action against Debtor seeking an adjudication of Debtor as bankrupt, or seeking relief by or against Debtor under any provision of the Bankruptcy Code.

     7. Remedies. Upon the occurrence and during the continuation of an Event of Default as defined herein, in addition to any and all other rights and remedies which Secured Party may then have hereunder or under the Note, under the Uniform Commercial Code of the State of Florida or of any other pertinent jurisdiction (the "Code"), or otherwise, Secured Party may, at its Option: (a) reduce its claim to judgment or foreclosure or otherwise enforce the Security Interests, in whole or in part, by any available judicial procedure; (b) sell, or otherwise dispose of, at the office of Secured Party, or elsewhere, all or any part of the Collateral, and any such sale or other disposition may be as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale of any part of the Collateral shall not exhaust the Secured Party's power of sale, but sales may be made from time to time, and at any time, until all of the Collateral has been sold or until the Obligation has been paid and performed in full); (c) at its discretion, retain the Collateral in satisfaction of the Obligation whenever the circumstances are such that Secured Party is entitled to do so under the Code or otherwise; and (d) exercise any and all other rights, remedies and privileges it may have under the Note and the other documents defining the Obligation. Provided that an Event of Default has not occurred, Debtor shall retain all voting rights with respect to the Shares and all cash dividends declared with respect to such Shares.

     8. Application of Proceeds by Secured Party. Any and all proceeds ever received by Secured Party from any sale or other disposition of the Collateral, or any part thereof, or the exercise of any other remedy pursuant hereto shall be applied by Secured Party to the Obligation in such order and manner as Secured Party, in its sole discretion, may deem appropriate, notwithstanding any directions or instructions to the contrary by Debtor; provided that (a) the proceeds and/or accounts shall be applied toward satisfaction of the Obligation; and (b) if such proceeds and/or accounts are not sufficient to pay the Obligation in full, Debtor shall remain liable to Secured Party for the deficiency. Any proceeds received by Secured Party under this Agreement in excess of those necessary to fully and completely satisfy the Obligation (as well as Secured Party's costs and expenses incurred in connection with its exercise of remedies hereunder) shall be distributed to Debtor.

     9. Notice of Sale. Reasonable notification of the time and place of any public sale of the Collateral, or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be sent to Debtor and to any other persons entitled under the Code to notice; provided, that if any of the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party may sell, pledge, assign or otherwise dispose of the Collateral without notification, advertisement or other notice of any kind. It is agreed that notice sent or given not less than ten (10) calendar days prior to the taking of the action to which the notice relates is reasonable notification and notice for the purpose of this paragraph.

    10. Delivery of Notices. Any notice or demand required to be given hereunder shall be in writing and shall be deemed to have been duly given and received, if given by hand, when a writing containing such notice is received by the entity or person to whom addressed or, is given by mail, two (2) business days after a certified or registered letter containing such notice, with postage prepaid, is deposited in the United States mails, addressed to:



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



                  If to Secured Party:

                                   Carnival Corporation
                                   3655 N.W. 87th Avenue
                                   Miami, Florida  33133
                                   Attention:  President

                  If to Debtor:

                                   c/o CHC International, Inc.
                                   3250 Mary Street
                                   Miami, Florida  33133


Any such address may be changed from time to time by serving notice to the other party as above provided. A business day shall mean a day of the week which is not a Saturday or Sunday or a holiday recognized by national banking associations.

    11. Binding Effect. This Agreement shall be binding upon Debtor, his heirs, successors, assigns, executors, administrators, and personal or legal representatives, and shall inure to the benefit of Secured Party, its successors and assigns.

    12. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Florida.

    13. Severability. In the event that any one or more of the provisions contained in this Agreement are held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

    EXECUTED as of the day and year first herein set forth.


                                     SECURED PARTY:

                                     CARNIVAL CORPORATION


                                     By:________________________________________


                                     DEBTOR:


                                     ___________________________________________
                                     D-





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